                                                                 EXHIBIT 10.17

                           NationsBank of Texas, N.A.

                              Date: March 12, 1997

                               SECURITY AGREEMENT

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Bank/Secured Party:                             Debtor(s)/Pledgor(s):
NationsBank of Texas, N.A.                      MiliRisk, Inc.
Fort Worth Banking Center                       300 Burnett Street
500 W. 7th Street                               Fort Worth, Tarrant County, TX 76102
Fort Worth, Tarrant County, TX 76102-4700
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  Debtor/Pledgor is: [] Individual [#] Corporation [] Partnership [] Other_____________
  Address is Debtor's/Pledgor's: [ ] Residence [#] Place of Business [ ] Chief Executive Office if more than one place of business
  Collateral (hereinafter defined) is located at: [#] Debtor's/Pledgor's address shown above [ ] the following address:
                    -----------------------------------------------------------------------------------------------
                                                                                                                   .
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[THIS SECURITY AGREEMENT ("AGREEMENT") CONTAINS SOME PROVISIONS PRECEDED BY BOXES. IF A BOX IS MARKED, THE PROVISION APPLIES TO THIS TRANSACTION. IF IT IS NOT MARKED, THE PROVISION DOES NOT APPLY TO THIS TRANSACTION.]

         1. SECURITY INTEREST. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Bank/Secured Party (also known as "Bank" or "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

         2. COLLATERAL. A security interest is granted in the following collateral described in this Item 2 (the "Collateral"):

                 A.       TYPES OF COLLATERAL

                          (1)     ACCOUNTS: Any and all accounts and other
rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising.

                          (2)     EQUIPMENT: Any and all of Debtor's goods held
as equipment, as defined in the Uniform Commercial Code, including but not limited to machinery, furniture, fixtures, manufacturing equipment, shop equipment, office equipment, parts and tools, wherever located, whether now owned or


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hereafter acquired, together with all increases, pans, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith.

                          (3)     INSTRUMENTS AND/OR INVESTMENT DOCUMENTS: Any
and all of Debtor's instruments, documents, and other writings of any type which evidence a right to the payment of money and which are of a type that is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment, whether now owned or hereafter acquired, including, without limitation, all contract rights specified in Section 2B below, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents.

                          (4)     GENERAL INTANGIBLES: Any and all of Debtor's
general intangible property, whether now owned or hereafter acquired by Debtor or used in Debtor's business currently or hereafter, including, without limitation, all patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) literary rights, contract rights and all documents, applications, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles.

                          (5)     INVENTORY. Any and all of Debtor's goods held
as inventory, whether now owned or hereafter acquired, including, without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods, and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business. along with all documents (including documents of title) covering such inventory.

                 B. CLAIMS AND ADMINISTRATIVE SERVICE AGREEMENTS. All contracts for providing claims functions and administrative functions to third parties, and all the rights, but none of the obligations of Debtor under, all of such contracts; all securities and other property, rights or interests of any description at any time issued or issuable with respect to Debtor's interests in such contracts; and any and all proceeds, revenues, monies, income and benefits arising from or by virtue of, and all distributions (cash or otherwise) payable and/or distributable with respect to, all or any interest of Debtor in such contracts.

                 C. SUBSTITUTIONS, PROCEEDS AND RELATED ITEMS. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or


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to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

                 D. BALANCES AND OTHER PROPERTY. The balance of every deposit account of Debtor maintained with Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

                 E. EXCLUSIONS. Notwithstanding the foregoing, the assets described on Schedule II attached hereto shall not constitute Collateral hereunder.

         3. DESCRIPTION OF OBLIGATION(S). The following obligations ("Obligation" or "Obligations") are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising under the Loan Documents, including, without limitation, all of the "Obligations" as defined in the Loan Agreement referred to in Section 8C hereof; (b) All reasonable out-of-pocket costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; and (c) All other costs and attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at Bank's prime rate. If Debtor is not the obligor of the Obligation, and in the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

         4. DEBTOR'S WARRANTIES. Debtor hereby represents and warrants to Bank as follows:

                 A. FINANCING STATEMENTS. Except as noted on Schedule I attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

                 B. OWNERSHIP. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except the security interest hereunder, and except as set forth on Schedule I hereto.





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                 C. FIXTURES AND ACCESSIONS. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

                 D. POWER AND AUTHORITY. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

         5. DEBTOR'S COVENANTS. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

                 A. OBLIGATION AND THIS AGREEMENT. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

                 B. OWNERSHIP AND MAINTENANCE OF THE COLLATERAL. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank, except as noted on Schedule I hereto. Debtor shall keep the Collateral free from all liens and security interests except the security interest hereby created, and except as noted on Schedule I hereto.

                 C. BANK'S COSTS. Debtor shall pay all out-of-pocket costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank may, at its option at any time after an Event of Default has occurred and is continuing, pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

                 D. INFORMATION AND INSPECTION. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral reasonably requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any reasonable time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; and (iii) promptly furnish Bank or its representatives such information as Bank may reasonably request to identify the Collateral, at the time and in the form requested by Bank.

                 E. ADDITIONAL DOCUMENTS. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.





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                 F. PARTIES LIABLE ON THE COLLATERAL. Debtor shall preserve the liability of all obligors on any Collateral, and shall preserve the priority of all security therefor. In the absence of gross negligence or willful misconduct, Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

                 G. RECORDS OF THE COLLATERAL. Debtor at all times shall maintain accurate books and records covering the Collateral. Bank is hereby given the right to audit the books and records of Debtor relating to the Collateral at any reasonable time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

                 H. DISPOSITION OF THE COLLATERAL. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

                 I. ACCOUNTS. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

                 J. NOTICE/LOCATION OF THE COLLATERAL. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

                 K. CHANGE OF NAME/STATUS AND NOTICE OF CHANGES. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a material change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

                 L. USE AND REMOVAL OF THE COLLATERAL. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

                 M. POSSESSION OF THE COLLATERAL. Debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, appropriately endorsed to Bank's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

                 N. CONSUMER CREDIT. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or





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federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

                 O. POWER OF ATTORNEY. Debtor appoints Bank and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder (except for Bank's gross negligence or willful misconduct). This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor. Bank agrees that the power of attorney herein granted shall be exercised by it only after an Event of Default has occurred and is continuing.

                 P. WAIVERS BY DEBTOR. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

                 Q. OTHER PARTIES AND OTHER COLLATERAL. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

                 R. COLLECTION AND SEGREGATION OF ACCOUNTS AND RIGHT TO NOTIFY. Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, without cause or notice, curtail or terminate said authority at any time, after an Event of Default has occurred and is continuing. Upon notice by Bank, whether oral or in writing, to Debtor given during the continuation of an Event of Default, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the endorsement of





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Debtor where necessary to permit collection of items, which endorsement Debtor agrees to make, and which endorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such check, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. At any time after an Event of Default has occurred and is continuing, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral.

         6.      RIGHTS AND POWERS OF BANK.

                 A. GENERAL. Bank, without liability to Debtor (except for acts or omissions constituting gross negligence or willful misconduct) may, any time after an Event of Default has occurred and is continuing: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; endorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance after notice thereof from Bank, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

                 B. CONVERTIBLE COLLATERAL. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not in the absence of gross negligence or willful misconduct have any duty to present for conversion any





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Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

         7.      DEFAULT.

                 A. EVENT OF DEFAULT. "Event of Default" as used herein means an "Event of Default" as defined in the Loan Agreement described in
Section 8C hereof.

                 B. RIGHTS AND REMEDIES. If any Event of Default shall occur and be continuing, then, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation, notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); exercise and/or enforce any of the following rights and remedies at Bank's option:

                          (1)     ACCELERATION. The Obligation shall, at Bank's
option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

                          (2)     POSSESSION AND COLLECTION OF THE COLLATERAL.
At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank; (c) in Bank's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights;
(d) endorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Bank (or to any assignee of Bank or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Texas (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Bank's demand, promptly make the Collateral or other security available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's willful or grossly negligent omission or act. In the absence of gross negligence or willful misconduct, Bank shall have no duty to take any action to preserve or collect the Collateral.

                          (3)     RECEIVER. Obtain the appointment of a
receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.





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                          (4)     RIGHT OF SET OFF. Without notice or demand to
Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any tune held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or endorser of Debtor's Obligation

During the existence of any Event of Default, Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability if such can be accomplished without breach of the peace. During the existence of any Event of Default, Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. During the existence of any Event of Default, the proceeds of any disposition available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, other than acts or omissions constituting gross negligence or willful misconduct.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law. and any such sale made in good faith by Bank shall be deemed "commercially reasonable".

         8.      GENERAL.

                 A. PARTIES BOUND. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

                 B. WAIVER. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or





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beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

                 C. DEFINITIONS. Terms defined in that certain Loan Agreement between Bank and Debtor dated as of March 12, 1997 (such Agreement, as amended from time to time being the "Loan Agreement), are used herein as so defined unless otherwise defined herein. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

                 D. NOTICES. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

                 E. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Bank. The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

                 F. APPLICABLE LAW AND PARTIAL INVALIDITY. This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                 G. FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

                 H. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BIN ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./INDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF





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ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                          (1)     SPECIAL RULES. THE ARBITRATION SHALL BE
CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                          (2)     RESERVATION OF RIGHTS. NOTHING IN THIS
ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (ID BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                 I. CONTROLLING DOCUMENT. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, the Loan Agreement shall control over any other document, and if the Loan Agreement does not address an issue, then each other Loan Document shall control to the extent that it deals most specifically with an issue.

                 J. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





SECURITY AGREEMENT - Page 11

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

BANK/SECURED PARTY:                  DEBTOR/PLEDGOR
NATIONSBANK OF TEXAS, N.A.           MILIRISK, INC.



By: /s/ JERRY COLWELL                By: /s/ F. GEORGE DUNHAM, III
   -------------------------------       -------------------------------------
    Jerry Colwell                        F. George Dunham, III, President
    Vice President                       and Chief Executive Officer



                                     By: /s/ JOY J. KELLER
                                         --------------------------------------
                                         Joy J. Keller, Executive Vice President
                                         and Chief Financial Officer







SECURITY AGREEMENT - Page 12

                                   SCHEDULE I
                             TO SECURITY AGREEMENT
                               OF MILIRISK. INC.

                                PERMITTED LIENS


1. Liens and security interests ("Liens") on the following assets of the Debtor, as described in a UCC-1 financing statement number 96-073343 filed by the Bank on April 15, 1996 with the Secretary of State of Texas: all AT&T phone systems now owned or hereafter acquired together with all increases, parts fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith, and all products, additions, substitutions, accessions, under contract no. 00195898044.

2. Liens on the following assets of the Debtor, as described in a UCC-1 financing statement number 96-214341 filed by the Bank on October 28, 1996 with the Secretary of State of Texas: any and all accounts, accounts receivable, receivables, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, choses in action, and all amounts due to Debtor from a factor or other forms of obligations and receivables now existing or hereafter arising out of the business of the Debtor, and any and all returned, refused and repossessed goods, and the cash or non-cash proceeds resulting therefrom.

3. Liens on the following assets of the Debtor, as described in a UCC-1 financing statement number 97-001334 filed by the Bank on January 3, 1997 with the Secretary of State of Texas: any and all of Debtor's goods held as equipment, including, without limitation, all machinery, tools, dies, furnishings, or fixtures, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith.

4.       Liens for taxes, assessments, governmental charges or claims either
(A) not yet delinquent or (B.) that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

5.       Contractual and statutory Liens of landlords.

6. Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made.

7. Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

8. Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money).

9. Easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Debtor.

10. Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

11. Liens securing capital and operating lease obligations incurred in the ordinary course of business.

12. Liens arising out of conditional sale, title retention, consignment, "me o" or similar arrangements for the sale of goods entered into by the Debtor in the ordinary course of business.

                                  SCHEDULE II
                             TO SECURITY AGREEMENT
                               OF MILIRISK. INC.

                                EXCLUDED ASSETS


1. To the extent necessary, but only to the extent necessary, all assets the granting of a lien on which or other assignment of which (A) would be illegal under any applicable governmental law or regulation, or (B.) would breach, violate or constitute a default under any agreement governing the creation or existence of such asset, result in the termination or loss of such asset or such agreement, or would grant any person or entity the right to terminate such agreement or the right to use or otherwise receive the benefit of such asset.

2. Property subject to capital leases incurred in the ordinary course of business to the extent that the agreement covering such capital lease forbids the assignment or granting of Liens on such property.